Exhibit 10.1

AMENDMENT TO UNIT PURCHASE AGREEMENT

This AMENDMENT TO UNIT PURCHASE AGREEMENT (this “Amendment”) is made as of the 28th day of May, 2021, by and among GigInternational1, Inc., a Delaware corporation (the “Company”), Oppenheimer & Co. Inc. (“Oppenheimer”) and William Blair & Company, L.L.C. (“William Blair”) (William Blair and Oppenheimer each being a “Subscriber,” and together the “Subscribers”).

WHEREAS, the Company and the Subscribers are parties to that certain Unit Purchase Agreement, dated as of May 18, 2021 (the “Unit Purchase Agreement”), pursuant to which the Subscribers purchased on a private placement basis (the “Sale”) an aggregate of 300,000 private units (the “Initial Private Units”) of the Company, and have agreed to purchase up to an additional 45,000 private units (the “Additional Private Units,” and, together with the Initial Private Units, the “Private Units”) of the Company in the event that the underwriters’ 45-day over-allotment option (“Over-Allotment Option”) is exercised in full or in part, for a purchase price of $10.00 per Private Unit, each Private Unit comprised of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one-half of one warrant, each whole warrant exercisable to purchase one share of Common Stock (“Warrant”).

WHEREAS, the Subscribers desire to exercise the Over-Allotment Option in part and change the amount of Additional Private Units subject to the purchase by each Subscriber, as set forth next to such Subscriber’s name on Schedule A hereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscribers hereby agree as follows:

1. Definitions. Unless stated otherwise, capitalized terms shall have the meaning provided for such terms in the Unit Purchase Agreement.

2. Amendments. Schedule A to the Unit Purchase Agreement is hereby amended and restated in its entirety to read as Schedule A attached hereto.

3. Representations and Warranties of the Subscribers. Each Subscriber individually represents and warrants to the Company only as to such Subscriber that the Representations and Warranties contained in the Unit Purchase Agreement are true and correct as of the date of this Amendment.

4. Counterparts; Electronic Signatures.

This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

5. Miscellaneous. The Unit Purchase Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GIGINTERNATIONAL1, INC.

By:	/s/ Raluca Dinu
Name: Dr. Raluca Dinu
Title: Chief Executive Officer, President and Secretary

SUBSCRIBERS:

OPPENHEIMER & CO. INC.

By:	/s/ Peter Bennett
Name: Peter Bennett
Title: Managing Director, Head of ECM

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Bryan P. Finkel
Name: Bryan P. Finkel
Title: Managing Director

[Signature Page to Amendment to Underwriter Unit Purchase Agreement]

SCHEDULE A

Subscriber	Initial Private Units	Purchase Price	Additional Private Units
Oppenheimer & Co. Inc.	210,000	$2,100,000	6,300
William Blair & Company, L.L.C.	90,000	$900,000	2,700

Total	300,000	$3,000,000	9,000